UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2006

DOMINION HOMES, INC. RETIREMENT PLAN AND TRUST

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Retirement Plan’s Certifying Accountant

On February 24, 2006, the Dominion Homes, Inc. Retirement Plan and Trust (the “Plan”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the independent accountants of the Plan. This dismissal was approved by the audit committee of the Board of Directors of Dominion Homes, Inc. PwC continues as the independent registered public accounting firm for Dominion Homes, Inc.

The reports of PwC on the Plan’s financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2003, and through February 24, 2006, there were no disagreements between the Plan and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to such disagreements in its reports on the financial statements of the Plan for such years. During the years ended December 31, 2004 and 2003, and through February 24, 2006, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Plan.

The Plan requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Plan has engaged McCurdy and Associates, Inc. as its independent accountant, effective February 24, 2006, following a value for service assessment of the proposed audit plan of McCurdy and Associates, Inc. During the years ended December 31, 2004 and 2003, and through February 24, 2006, the Plan did not consult McCurdy and Associates, Inc. with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLP, dated March 2, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC. RETIREMENT PLAN AND TRUST

By:	/s/ Terry E. George
Terry E. George, Co-Trustee

Date: March 2, 2006